Exhibit 10.47

                       PROMISSORY NOTE AND AGREEMENT
                          ("Note and Agreement")

$500,000.00                                             Sunnyvale, California
                                                        April 24, 1998


        FOR VALUE RECEIVED, Xerographic Laser Images, a Delaware Corporation ("Borrower"), hereby promises to pay to the order of Oak Technology, Inc., a Delaware corporation ("Lender"), the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) or such lesser amount as shall equal the outstanding principal amount of all sums advanced to Borrower hereunder and to pay interest on the outstanding balance of said sum at a rate per annum equal to the Prime Rate (as defined below) plus one-half percent (0.50%), such rate of interest to change as the Prime Rate shall change. The "Prime Rate" shall be, for any day, the rate of interest in effect for such day as published by the Federal Reserve Board from time to time in its Statistical Release H.15 (519) under the heading "Bank prime loan". Any change in the Prime Rate shall take effect at the opening of business on the day specified in the publication of such change. All principal and accrued interest hereunder shall be due and payable on August 31, 1998. If the Reorganization Agreement (defined below) has closed on or before August 31, 1998, then the principal and accrued interest shall become an intercompany debt and be eliminated in the purchase accounting related to the Reorganization Agreement and this Note and Agreement shall terminate. If the Reorganization Agreement has not closed on or before August 31, 1998, then the principal and accrued interest shall at the option of the Lender either convert to a prepaid royalty under that Technology License and Supply Agreement entered into on October 15, 1997 by and between Pixel Magic, Inc. a Massachusetts corporation and wholly owned subsidiary of Lender, and Borrower or be immediately due and payable. Lender shall provide written notification to Borrower on August 31, 1998, indicating the form of repayment it has chosen.

        All computations of interest under this Note and Agreement shall be based on a year of 365 or 366 days, as applicable, for actual days elapsed. In the event that, contrary to the intent of Lender and Borrower, Borrower pays interest under this Note and Agreement and it is determined that such interest rate was in excess of the then legal maximum rate, then that portion be deemed a payment of principal and applied against the principal then due under this Note and Agreement.

Reorganization Agreement:

        This Note and Agreement is being entered into in connection with the Plan of Reorganization and Agreement of Merger dated as of January 29, 1998 (as the same may be amended, restated, supplemented or otherwise modified pursuant to the terms thereof, the"Reorganization Agreement") by and between Borrower, Lender, OTI Acquisition Corporation and certain party stockholders of Borrower. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Reorganization Agreement.

Conditions to Advances, Use of Proceeds, Covenants:

        Amounts shall be advanced to Borrower under this Note and Agreement solely in accordance with the terms and conditions set forth in this Note and Agreement, including Schedule A attached hereto and incorporated herein by this reference. Borrower shall use the proceeds of any amount advanced under this Note and Agreement solely for its normal working capital in the ordinary course of business. Until the termination of this Note and Agreement or payment in full by Borrower of all amounts outstanding under this Note and Agreement, Borrower agrees that it shall comply with and duly perform all of its covenants, obligations and agreement set forth in the Reorganization Agreement, which are hereby incorporated herein by reference as if fully set forth herein.

        Borrower agrees to pay on demand: (i) all reasonable costs and expenses of Lender, and the reasonable fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Note and Agreement, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case. Any amounts payable to Lender pursuant to this paragraph if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest set forth herein in respect of principal outstanding hereunder.

        If at any time any provision of this Note and Agreement is or become illegal, invalid or unenforceable in any respect, neither the legality, validity nor enforceability of the remaining provisions shall in any way be affected or impaired thereby.

        Any term, covenant, agreement or condition of this Note and Agreement may be amended or waived if such amendment or waiver is in writing and is signed by Borrower and Lender. No failure or delay by Lender in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or of any other right or remedy. The acceptance at any time by Lender of any past due amount hereunder shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable. Unless otherwise specified in such waiver or consent, a waiver of consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

        This Note and Agreement shall be binding upon and inure to the benefit of Borrower, Lender, and their respective successors and permitted assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Note and Agreement without the prior written consent of Lender.

        Nothing expressed in or to be implied from this Note and Agreement is intended to give, or shall be construed to give, any person or entity, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Note and Agreement or under or by virtue of any provisions herein.

        The words "hereof", "herein", "hereunder" and similar words refer to this Note and Agreement as a whole (including the Schedules attached hereto) and not to any particular provision of this Note and Agreement.

        Borrower hereby waives presentment, demand, protest, notice of dishonor and all other notices, except as expressly provided herein, any release or discharge other than actual payment in full hereof.

        This Note and Agreement shall be construed in accordance with and governed by the laws of the State of California, excluding conflict of laws principles.

        All notices and other communications hereunder shall be given as provided in Section 12.9 of the Reorganization Agreement.

        IN WITNESS WHEREOF, the undersigned duly authorized officer of Borrower has executed this Note and Agreement as of the date set forth above.



                                                By:  /s/ Anthony D. D'Amelio
                                                   --------------------------
                                                Name:  Anthony D. D'Amelio

                                                Title: President & CEO, XLI


By:  /s/ William L. Siddall
   -------------------------
William L. Siddall
Vice President, Operations
Pixel Magic, Inc.